UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 13F

FORM 13F COVER PAGE

Report for the Calendar Year or Quarter Ended:  March 31, 1999

Check here if Amendment		[   ]; Amendment Number:
This Amendment (Check only one.):    	[   ] is a restatement.
				     	[   ] adds new holdings entries.

Institutional Investment Manager Filing this Report:

Name:		Keating Investment Counselors, Inc.
Address:		777 E. Atlantic Ave., Suite 303
		Delray Beach, FL   33483

13F File Number:

The institutional investment manager filing this report and the person by whom it is signed hereby represent that the person signing the report is authorized to submit it, that all information contained herein is true, correct and complete, and that it is understood that all required items, statements, schedules, lists, and tables, are considered integral parts of this form.

Person Signing this Report on Behalf of Reporting Manager:

Name:		Linda F. Sierra
Title:		Vice President
Phone		561-278-7862
Signature, Place, and Date of Signing:

	Linda F. Sierra		Delray Beach, Florida		May 3, 1999

Report Type (Check only one.):

[   ]  	13F HOLDINGS REPORT.
[   ] 	13F NOTICE.
[   ]	13F COMBINATION REPORT.

List of Other Managers Reporting for this Manager:

I AM SIGNING THIS REPORT AS REUIRED BY THE SECURITIES EXCHANGE ACT OF 1934.

FORM 13F SUMMARY PAGE

Report Summary:

Number of Other Included Managers:	0

Form 13F Information Table Entry Total:

Form 13F Information Table Value Total:

List of Other Included Managers:

No. 13F File Number	Name